Exhibit 10.16

VOTING AGREEMENT AND PROXY

VOTING AGREEMENT AND PROXY (this “AGREEMENT”), dated as of January 9, 2004, among Daniel Montano, as chairman of COMPANY as hereinafter defined (“CHAIRMAN”), Cardio Korea Co. LTD (the “STOCKHOLDER”), and Cardio Vascular Genetic Engineering, Inc., a Delaware corporation (the “COMPANY”).

W I T N E S S E T H:

WHEREAS, the STOCKHOLDER believes that it is in its best interest to support management and all decisions of management related to the COMPANY;

WHEREAS, the STOCKHOLDER beneficially owns 87,500 shares of common stock (the “SHARES”) of COMPANY;

WHEREAS, COMPANY has requested that the STOCKHOLDER agree, and the STOCKHOLDER has agreed, to vote, or execute a written consent in respect of, all the SHARES, together with any shares acquired after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, and any other voting securities of the COMPANY (whether acquired heretofore or hereafter) that are beneficially owned by the STOCKHOLDER or over which the STOCKHOLDER has, directly or indirectly, the right to vote (collectively, the “VOTING SHARES”), in favor of any matters recommended by the board of directors of the COMPANY and submitted to the STOCKHOLDER.

NOW, THEREFORE, in consideration of the sum of $100.00, the within premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	AGREEMENT TO VOTE AND PROXY.

1.1. AGREEMENT TO VOTE. The Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or any adjournment thereof, or by written consent, the Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of its Voting Shares in favor of any matter that is recommended by board of directors of the Company.

1.2.	PROXY.

(a) The Stockholder hereby appoints the Chairman, until termination of this Agreement, as such Stockholder’s attorney and proxy with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Voting Shares of such Stockholder, on the matters and in the manner specified in Section 1.1 hereof.

(b) The Stockholder hereby revokes all other proxies and powers of attorney on the matters specified in Section 1.1 or to the extent inconsistent with the matters set forth in Section 1.1 with respect to the Voting Shares which the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the bankruptcy, dissolution or liquidation of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the successors of the Stockholder.

2.	TERM AND TERMINATION.

2.1. TERM OF THIS AGREEMENT. The term (“Term”) of this Agreement shall commence on the date hereof and shall terminate on the earlier of (a) 30 days following the effective date of a Registration Statement filed by Company with the Securities and Exchange Commission relating to an initial public offering of the Company’s securities, or (b) one year from the date of this Agreement.

2.2. EFFECT OF TERMINATION. Upon the expiration of this Agreement pursuant to Section 2.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, provided that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

3.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to COMPANY:

3.1. DUE ORGANIZATION. The Stockholder represents and warrants that it has been duly organized, is validly existing and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

3.2. POWER; DUE AUTHORIZATION; BINDING AGREEMENT. The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and proxy, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

3.3. OWNERSHIP OF SHARES. On the date hereof, the Shares are owned of record or beneficially by the Stockholder and constitute all of the Voting Shares owned of record or beneficially by the Stockholder, free and clear of any claims, liens, encumbrances. As of the date hereof the Stockholder has, and as of the date of any stockholder meeting (or action by written consent), the Stockholder will have sole voting power and sole dispositive power with respect to all of the Shares of the Stockholder.

3.4. NO CONFLICTS. The execution and delivery of this Agreement by the Stockholder does not, and the performance of the terms of this Agreement by the Stockholder will not, (a) require the Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on the Stockholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of such Stockholder is bound or (d) violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely affect the consummation of the transactions contemplated by this Agreement.

4.	CERTAIN COVENANTS OF STOCKHOLDERS. The Stockholder hereby covenants and agrees (solely as to such Stockholder) as follows:

4.1. RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE.

(a) Except as set forth in Section 4.1(b), the Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, (ii) grant any proxies or powers of attorney other than that which may arise pursuant to Section 1.2, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares, (iii) take any action that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any transfer of Voting Shares not permitted hereby shall be null and void. The Stockholder agrees that any such prohibited transfer may and should be enjoined if any involuntary transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b) This Agreement shall not restrict the Stockholder from (i) using Voting Shares as collateral or a pledge for borrowings from a financial institution, provided such financial institution agrees in writing with the Company to be bound by all of the terms hereof; or (ii) transferring Voting Shares to other entities controlled by such Stockholder, or in connection with tax or financial planning, provided that any such transferee agrees in writing with the Company to be bound by all of the terms of this Agreement.

4.2. ADDITIONAL SHARES. During the Term of this Agreement, the Stockholder hereby agrees, to promptly notify Company of the number of any new Voting Shares acquired by such Stockholder, if any. Any such shares shall be subject to the terms of this Agreement.

5.	FURTHER ASSURANCES. From time to time, at Company’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by Section 1 and Section 2 of this Agreement.

6.	STOP TRANSFER ORDER. In furtherance of this Agreement, and concurrently herewith, the Stockholder shall and hereby does authorize the Company or the Company’s counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Voting Shares.

7.	MISCELLANEOUS.

7.1. NON-SURVIVAL. The representations and warranties made herein shall not survive the termination of this Agreement.

7.2. ENTIRE AGREEMENT; ASSIGNMENT; LIMITED THIRD PARTY BENEFICIARIES. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that Company shall be entitled to enforce Section 1.1 hereof against the Stockholder as an intended third-party beneficiary of their obligations thereunder.

7.3. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

7.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholder:

Cardio Korea Co. LTD

_____________________

_____________________

Attention:     Joong-Ki (President), Baik of the Seoul Angles group

Facsimile:

If to Company:

Cardio Vascular Genetic Engineering, Inc.
14272 Franklin Avenue, Suite 110
Tustin, CA 92780
Attention:	Dan Montano
Facsimile:	(714) 368-1817

with a copy to:

Lord Bissell & Brook LLP
300 S. Grand Avenue, Suite 800
Los Angeles, CA 90071
Attention:	Ronald Warner, Esq.
Facsimile:	(213) 485-1200

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.6. REMEDIES. The Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Company to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore the Stockholder agrees that in the event of any such breach Company shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief. Notwithstanding any provision of this Agreement to the contrary, or any principle of law or of equity, Company agrees that its sole remedy for breach of this Agreement shall be specific performance by the Stockholder of the terms of this Agreement, and that in no case shall Company be entitled to monetary or other damages in connection with this Agreement, whether liquidated, special, consequential or punitive or in any other form whatsoever. As a condition to the Stockholder’s willingness to enter into this Agreement, Company hereby, on its behalf and on that of its affiliates, irrevocably and unconditionally waives any such claim for damages that it may have, whether in law or in equity, in any jurisdiction and forum whatsoever.

7.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

7.8. DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

7.9. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CARDIO VASCULAR GENETIC ENGINEERING, INC.

By:	/s/ DAN MONTANO
Name:	Dan Montano
Title:	Chairman

CARDIO KOREA CO. LTD

By:	/s/ JOONG KI
Name:	Joong Ki
Title:	President

DANIEL MONTANO

/s/ DANIEL MONTANO As Chairman of CARDIO VASCULAR GENETIC ENGINEERING, INC